INDEPENDENT CONSULTANT AGREEMENT


     THIS AGREEMENT is made and entered into at Tacoma, Washington this 3rd day of May 2001, by and between Insynq Inc., a Delaware corporation (hereinafter referred to as "Insynq"), and Eugene R. Zachman, an individual (hereinafter referred to as "Consultant").

     This Agreement is made with reference to the following facts and objectives:

                                   RECITALS

     WHEREAS, Insynq core business includes ASP Solutions and proprietary technology; and

     WHEREAS, Consultant is known by INSYNQ to possess the knowledge of the relevant industries, have substantial contacts within those industries, and to possess the creative wherewithal to create new revenue streams for or add value to INSYNQ by identifying new or additional strategic partners, and through keeping INSYNQ at the forefront of new markets created by emerging technologies, and by presenting new business opportunities through joint ventures with outside companies or parties; and

     WHEREAS, Consultant desires to invest a substantial portion of his time and energies to help INSYNQ meet these goals and INSYNQ desires to engage Consultant's services; and

     WHEREAS, INSYNQ and Consultant desire to enter into this agreement whereby Consultant will furnish services to INSYNQ, and INSYNQ will compensate Consultant, on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the foregoing and the covenants and premises hereinafter set forth to be performed hereunder, and intending to be legally bound, the parties agree as follows:

                                   AGREEMENT

     1. ENGAGEMENT OF CONSULTANT. In addition to the general consulting services set forth in paragraph 2 herein, INSYNQ hereby retains the services of Consultant, and Consultant hereby accepts its engagement, to act as consultant on such projects as INSYNQ and Consultant shall mutually determine on the terms and conditions set forth in this agreement.

     2. GENERAL CONSULTING SERVICES. Consultant shall perform the following services at the request of INSYNQ's management:

          a.   Strategic planning;
          b.   Identify and pursue strategic alliances;
          c. Evaluate and develop cooperative venture proposals and participate in negotiations at the request of management;
          d. Travel to perform the aforesaid services as requested by management.

     3. NON-EXCLUSIVE SERVICES. Consultant will devote time and energy to the business of INSYNQ as reasonably necessary to perform the services described in this agreement. During the term of this agreement, Consultant may provide consulting services to other clients in businesses that may indirectly compete with INSYNQ. The parties recognize that the demands on Consultant's time to adequately perform the services hereunder will vary from time to time according to each project. Consultant will both use its best efforts to communicate with INSYNQ's management regarding any demands on Consultant's time or availability to the extent that the same can reasonably be anticipated.

     4.   TERM.  The term of this agreement is for Two (2) year commencing
May 3, 2001 and ending May 3, 2003. This agreement shall automatically renew for additional successive term of One (1) year unless either party notifies the other party in writing not less than thirty (30) days prior to the end of the term, including any extensions thereof, of said party's intent not to renew.

     5.   COMPENSATION OF CONSULTANT.

          A. CONSULTANT'S EXPENSES. All expenses incurred by Consultant in representing INSYNQ including, but not limited to, travel expense, entertainment, shall be paid by Consultant

          B. CONSULTING FEE. INSYNQ shall pay to Consultant a consulting fee during the term of this agreement as described in Exhibit A and incorporated by reference.

     6. STATUS OF CONSULTANT AS INDEPENDENT CONTRACTOR. Consultant shall perform his services hereunder as an independent contractor. Consultant shall not be deemed an Employee of INSYNQ for any purpose. INSYNQ is interested only in the results obtained by Consultant and, with the exception of general policy statements and regulations adopted by INSYNQ from time to time respecting the conduct of business hereunder, implemented for the purpose of insuring satisfactory performance of this Agreement and the preservation of INSYNQ's goodwill, INSYNQ shall have no control over the manner or means by which Consultant performs its services under this Agreement. Consultant shall have the obligation to supervise and control the persons hired or engaged by it and Consultant shall be solely responsible for the acts of its agents and/or Consultants. Consultant warrants and represents that all persons hired or engaged by Consultant shall be subject to each and all of the terms, provisions and conditions of this Agreement applying to Consultant. Consultant shall have, as between the parties, the exclusive right to select, engage, and fix the compensation of or discharge its agents and/or Consultants and shall, with respect to all such persons, perform all obligations and discharge all liabilities imposed upon employers under labor, wage-hours, workers compensation, unemployment compensation or insurance, social security and other federal, state, and municipal laws and regulations. Consultant shall not list the offices of INSYNQ as Consultant's place of business.

     7. LIMITATION OF AUTHORITY. Consultant's authority is strictly limited to the terms of this engagement as set forth in this agreement. Except as expressly provided herein, Consultant shall have no right or power to enter into a contract or commitment on behalf of INSYNQ or to bind or obligate or to incur obligations or liabilities on behalf of INSYNQ in any manner unless such authority is expressly granted in a writing duly executed by and on behalf of INSYNQ. Without limiting the generality of the foregoing, neither party shall have any authority to employ or engage the services of any person on behalf of the other.

     8. COMPLIANCE WITH LAWS. In performing its duties hereunder, Consultant and INSYNQ shall each shall comply with all applicable laws, ordinances, codes, regulations or orders as may be in effect in each jurisdiction in which services are performed, whether municipal, county, state or federal.

     9. CONFIDENTIALITY. During the performance of services under this agreement, Consultant will receive information regarding INSYNQ's business, including, but not limited to, information about INSYNQ's products, processes, know-how, designs, customers, customer lists, business plans, marketing plans and strategies, strategic partners, price lists and pricing strategies, and other subject matter pertaining to the business of INSYNQ and its clients, licensees and affiliates. Consultant acknowledges that such information constitutes valuable trade secrets belonging to INSYNQ and Consultant agrees to keep all such information confidential, except as INSYNQ may otherwise consent in writing, and not to disclose, or make any use of such confidential information (other than for the benefit of INSYNQ) at any time either during or subsequent to Consultant's engagement under this agreement. Upon termination of this agreement, Consultant shall account for and surrender to INSYNQ all records, samples, displays, books, price lists, customer lists and all computer files, recording tapes, transcriptions, notebooks, or other media containing any information which is confidential and proprietary to INSYNQ, and all other property or things of value belonging to INSYNQ in Consultant's possession or under Consultant's control. The confidentiality provisions herein do not apply to information which Consultant can show by prior written documents (i) was in the public domain or publicly known or available prior to the date of disclosure, (ii) becomes generally available to the public other than as a result of a disclosure by Consultant, or its Consultants, agents, advisors, representative, and affiliates, or (iii) becomes available to Consultant on a non-confidential basis from a source other than any party named in this Agreement, or their respective advisors, provided that such sources are not known by Consultant to be bound by a confidentiality agreement with or obligation of secrecy to any party with respect to such information.

     10. WORK PRODUCT PROPRIETARY TO INSYNQ. All ideas, concepts, themes, designs, works of art, compositions, inventions, processes, improvements or other creations of Consultant, its agents or Consultants, conceived, produced, or developed for INSYNQ pursuant to this agreement, either individually or jointly in collaboration with others, shall belong to and be the sole and exclusive property of INSYNQ. Consultant shall cooperate with any efforts by INSYNQ to obtain copyrights, trademarks, patents, or any other form of protection of intellectual property, including, upon INSYNQ's request, assisting in completing and executing applications for registration of the work with the appropriate office or agency.

     11. ARBITRATION. The Consultant and the Company shall submit to mandatory binding arbitration in any controversy or claim arising out of, or relating to, this Agreement or any breach hereof. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator is hereby authorized to award to the prevailing party the costs (including reasonable attorneys' fees and expenses) of any such arbitration.

     12.  MISCELLANEOUS.

          A. NO ASSIGNMENT. The services of Consultant under this agreement are unique and of unusual value to INSYNQ based on the personal skills and expertise possessed by Consultant and its key Consultants. Consultant shall not assign this agreement or its rights hereunder without the written consent of INSYNQ. INSYNQ shall not assign this agreement or its rights hereunder without the written consent of Consultant.

          B. GOVERNING LAW. The laws of the State of Washington applicable to contracts made and to be performed in the State of Washington shall govern in any dispute arising out of or under this appointment or any sales made by INSYNQ.

          C. HOLD HARMLESS. Each party shall indemnify and hold the other harmless from and against any and all liability, loss, costs, expenses, including without limitation reasonable attorneys' fees and costs of suit, or damages however caused by reason of any injury (whether to body, property, or personal of business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default, or omission of
said party or any of its Consultants, agents or representatives.   Nothing
herein is intended to nor shall it relieve either party from liability for its own act(s), omission, or negligence.

          D. NOTICES. Any notices to be given pursuant to this agreement by either party shall be in writing and shall be deemed given as follows:

               (a)  when personally delivered to the intended recipient;

               (b) when sent by certified or registered mail, upon the date on which a return receipt was signed by the intended recipient;

               (c) twenty-four (24) hours after deposit for next day delivery, properly addressed, postage and/or fees prepaid or charged to the sender's account, with the United States Postal Service Express Mail, Federal Express, United Parcel Service, DHL WorldWide Express, Airborne Express, or other equivalent carrier (unless said twenty-four hour period expires on a Sunday or legal holiday, in which case Notice shall be deemed given forty-eight (48) hours after deposit with a carrier named above);

               (d) when transmitted by electronic means, and such transmission is electronically confirmed by the intended recipient as having been received; or

               (e) when transmitted or delivered by any of the means described in Section 12.D(a) through (d), and the party accepting or signing for said delivery or confirming receipt thereof at the home or office of the intended recipient is a party whom the sender has reason to believe will promptly communicate the notice to the recipient.

     For purposes of mail or overnight delivery, a properly addressed notice shall be addressed as follows:

     To INSYNQ:
          John P. Gorst, Chief Executive Officer
          1101 Broadway Plaza
          Tacoma, WA  98402
          FAX:  253-284-2035


     To Consultant:
          Eugene R. Zachman
          1630A 30th St., #601, Boulder, CO  80301
          FAX:  303-265-9795

          E. WAIVER OF BREACH. The waiver by INSYNQ or Consultant of the breach of any provision of this agreement by the other party, or the failure to exercise any right granted under this agreement shall not operate or be construed as the waiver of any subsequent breach by the other party or the waiver of the right to exercise any such right in the future.

          F. ENTIRE AGREEMENT. This agreement, together with any promotion orders executed by the parties pursuant to this agreement, sets forth the entire understanding and agreement between the parties with respect to the services to be performed for INSYNQ by Consultant. No modification or amendment to any of the provisions of this agreement shall have any force or effect unless in writing and signed by both parties.

          G. BINDING EFFECT. Subject to the restriction upon assignment by Consultant contained in paragraph 12.A hereof, this Agreement shall be binding upon and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto.

          H. TITLES. The headings or titles to the paragraphs of this appointment are intended for convenience only and shall have no effect upon the construction or interpretation of any part of this Agreement.

          I. ATTORNEYS' FEES. In the event that any arbitration shall be commenced by either party arising out of the interpretation or enforcement of this agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs of suit incurred therein.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day first above written.

                                       INSYNQ, INC.


                                       By: /s/ John P. Gorst
                                       John P. Gorst, Chief Executive Officer



                                       CONSULTANT


                                       By: /s/ Eugene R. Zachman

                                       Name: __________________________________
                                       Eugene R. Zachman

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                                  EXHIBIT "A"
                             COMPENSATION SCHEDULE


With respect to business developed between Insynq and any Telecommunications or Cable company procured by Consultant (hereinafter referred to as "Company"):

COMMISSIONS:

Commission schedule based upon the life of all user accounts, as follows:

          Year One          3%
          Year Two          3.5%
          Year Three          1.5%

STOCK OPTION SCHEDULE:

   1. Option for 250,000 shares of common stock vesting upon consummation of contract with Company at an exercise price of the effective date of Consulting Agreement. Option will expire on the fifth anniversary of the vesting date.
   2. Option for 250,000 shares of common stock, vesting on the One (1) year anniversary of the contract with Company with an exercise price of the effective date of Consulting Agreement. Option will be awarded based upon percentage of first year quota of 3,000 accounts (i.e. 3,000 accounts - 100% of option, 2,250 accounts - 75% of option, 3,750 accounts - 125% of option). Option will expire on the Fifth (5) anniversary of the vesting date.
   3. Option for 250,000 shares of common stock, vesting on the Second (2) anniversary of the contract with Company with an exercise price of the effective date of Consulting Agreement. Option will be awarded based upon percentage of second year quota of 8,000 accounts (i.e. 8,000 accounts - 100% of option, 6,000 accounts - 75% of option, 10,000 accounts - 125% of option). Option will expire on the Fifth (5) anniversary of the vesting date.
   4.  Such options shall be awarded from the 2000 Long Term Incentive Plan.

A sale of Insynq, Inc. would accelerate all unearned options on a projected percentage basis determined from inception-to-date performance tracking, or 100%, whichever is greater.

For purposes of this Compensation Schedule, the term "Account" shall be construed to include any single user, individual or end user, or subscriber of any Insynq service acquired, directly or indirectly, through a relationship with Company. Commissions and Options will be payable on a Contracted vs. Collected basis.

With respect to all other business:

     As determined between parties in writing.

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              FIRST AMENDMENT TO INDEPENDENT CONSULTANT AGREEMENT

     This First Amendment to the Independent Consultant Agreement is entered into by hand and between Insynq, Inc. ("Insynq") and Eugene R. Zachman ("Consultant") on May 30th, 2001.

                                R E C I T A L S

     WHEREAS, Insynq and Consultant entered into the Independent Consultant Agreement ("Agreement") on May 3rd, 2001; and

     WHEREAS, Insynq and Consultant desire to amend the Agreement;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the sufficiency of which Insynq and Consultant acknowledge, Insynq and Consultant agree as follows:

     1.   Paragraph 12 of the Agreement is amended by adding a new subsection
          (J) as follows:

          "J. ASSIGNMENT OF CONTRACTS. Insynq shall assign beta test contracts or any other agreements made with any Telecommunications or Cable company procured to Insynq by Consultant to another party only after such other party agrees to assume Insynq's obligations under this Consulting Agreement.

     2. Exhibit "A" Compensation Schedule shall be amended to add the following additional compensation to the compensation already set forth in Exhibit A:

          Immediately after execution of an agreement with any Telecommunications or Cable company procured to Insynq by Consultant for any relationship that would allow such companies to market, resell or purchase services from Insynq, Consultant shall be issued 500,000 shares of common stock of Insynq. Insynq agrees to register and qualify the issuance of the 500,000 shares to Consultant under all applicable federal and state securities laws prior to execution of any such agreement. Upon issuance, the shares will be subject to "trickle out" of 50,000 shares per month.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Independent Consultant Agreement to be executed on the day first above written.

INSYNQ, INC.                               CONSULTANT



By:___________________________________     By:________________________________
John P. Gorst, Chief Executive Officer     Eugene R. Zachman